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EXHIBIT 10

                                    AMENDMENT
                                       TO
                  1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                                       OF
                    CELLULAR TECHNICAL SERVICES COMPANY, INC.
                           (Effective April 22, 1999)

         Effective April 22, 1999, the Board of Directors of Cellular Technical Services Company, Inc. (the "Company") unanimously approved an amendment to Paragraph 4 of the 1993 Non-Employee Director Stock Option Plan (the "Plan"), such that Paragraph 4 of the Plan reads as follows:

"4.      OPTION GRANTS

         Each individual who first becomes an Outside Director after the effective date of the Plan shall be granted on the date he or she first becomes an Outside Director an option to purchase 5,000 shares of Common Stock. In addition, on January 2 of each year beginning with January 2, 1994, each Outside Director then in office shall be granted an option to purchase an additional 3,000 shares of Common Stock. Furthermore, subject to the express provisions of the Plan, the Board also shall have the authority, in its sole discretion, to determine: the Outside Directors who shall be granted options in addition to the option grants described above; the times when such additional options shall be granted; the number of shares of Common Stock to be subject to each such additional option; whether and under what conditions to accelerate the date of exercise of any such additional option; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of such an option and, if so, whether to waive any such restriction; whether to subject the exercise of all or any portion of an option to the fulfillment of contingencies as specified in the contract referred to in Paragraph 13 hereof and to determine whether such contingencies have been met; and, with the consent of the optionee, to cancel or modify an option, provided, that the modified provision is permitted to be included in an option granted under the Plan on the date of the modification."

         Signed and attested to as of April 22, 1999.

                                  /s/ Joyce S. Jones
                                 --------------------------------------------
                                  Joyce S. Jones, Chief Operating Officer


Attest:

 /s/ Kyle R. Sugamele
-----------------------------------------
 Kyle R. Sugamele, Corporate Secretary


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